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                                                                  EXHIBIT 4(29)

                      PARENT PLEDGE AND SECURITY AGREEMENT

            THIS PARENT PLEDGE AND SECURITY AGREEMENT (as amended, supplemented or otherwise modified from time to time, the "Security Agreement"), dated as of December 18, 1998, is executed by RIO HOTEL AND CASINO, INC., a Nevada corporation ("Debtor"), in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("Secured Party"), as agent for itself and the other lenders (individually, a "Lender" and collectively, the"Lenders") now or hereafter a party to that certain Loan Agreement (the "Loan Agreement") of even date herewith among Rio Properties, Inc., a Nevada corporation (the"Company"), Rio Leasing, Inc., a Nevada corporation ("Rio Leasing"; collectively with the Company, the "Borrowers") as borrowers, Secured Party and the Lenders. This Security Agreement is the Parent Pledge and Security Agreement referred to in the Loan Agreement. This Security Agreement is executed to induce the Lenders to make the loans (collectively, the "Loan") to Borrowers described in the Loan Agreement and evidenced in whole or in part by promissory notes of even date herewith (collectively, the "Notes"). Debtor has guaranteed the obligations of Borrowers under the Loan Agreement (and all documents executed in connection therewith) under the Rio Hotel and Casino, Inc. Guaranty (as amended, supplemented or otherwise modified from time to time, the "Parent Guaranty") of even date herewith executed by Debtor in favor of Secured Party. Capitalized terms used and not otherwise defined herein or in Schedule 1 attached hereto shall have the same meanings as set forth in the Loan Agreement.

      1. Assignment. Subject to approval of the applicable Gaming Authorities as to the Pledged Stock of the Company and Rio Leasing only, for valuable consideration, Debtor hereby pledges and assigns to Secured Party (and grants to Secured Party, pursuant to Article 104.9101 et seq. 9 of the Nevada Revised Statutes (the Nevada enactment of the Uniform Commercial Code), a security interest in and to, and a lien upon), all of Debtor's right, title and interest, whether now existing or hereafter arising, in and to the tangible and intangible property (collectively, the "Collateral") described in Schedule 1 attached hereto and incorporated herein by this reference, as security for the prompt payment and performance of each of the obligations described in Section 2, below (collectively, the "Secured Obligations").
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      2. Obligations Secured. This Security Agreement secures the prompt payment and performance of each of the following Secured Obligations:

            2.1 Each of Debtor's obligations to Secured Party and the Lenders under the Parent Guaranty.

            2.2 Each of Debtor's obligations hereunder.

            2.3 All other obligations owing to Secured Party and/or the Lenders, but only to the extent that any such obligation is described or referred to in a document, executed by Debtor at Secured Party's request, which states that such obligation is secured hereby.

            2.4 Any and all amendments, extensions and other modifications of any of the foregoing, including without limitation amendments, extensions and other modifications that are evidenced by new or additional documents or that change the rate of interest on any Secured Obligation.

      3. Representations and Warranties. Debtor hereby represents and warrants that:

            3.1 Debtor is the true and lawful owner of and has good and clear title to the Collateral, subject only to the rights of Secured Party hereunder.

            3.2 Debtor owns all of the issued and outstanding stock of Borrowers, and there are no outstanding warrants, options or other rights to subscribe to or acquire any of such stock in favor of any third person.

            3.3 True and complete copies of all of the existing documents respecting the Collateral (the "Collateral Documents") together with all the amendments, supplements and other modifications to each, written or oral, have been or will be promptly delivered to Secured Party.

            3.4 Debtor is not presently in default under any Collateral Document nor has any event occurred which, with the giving of notice or the passage of time or both, would constitute such a default, and there are no existing defenses or offsets against any amounts due or to become due from any party to Debtor under any Collateral Document.


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            3.5 Debtor is the legal and equitable owner of the Collateral, free and clear of all liens, encumbrances and other rights and claims of other persons (other than Secured Party's interest hereunder).

            3.6 Except as disclosed to Secured Party in writing prior to the execution of this Security Agreement or the incorporation of such Collateral into this Security Agreement, each of the presently existing and future Collateral Documents is genuine, valid and enforceable against all applicable parties in accordance with its terms (except to the extent that enforceability is limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally).

            3.7 No consent, license, approval, or authorization of, exemption by, or registration with any governmental instrumentality is required to be obtained by Debtor in connection with the execution, delivery, performance, validity, or enforceability of this Security Agreement, except for (i) the approval, if required, of the applicable Gaming Authorities as to the Pledged Stock only and (ii) the filing of applicable financing statements; and no consent of any other party is required for any of the foregoing.

            3.8 Subject to the approval, if required, of the applicable Gaming Authorities as to the Pledged Stock only, the execution, delivery, and performance of this Security Agreement does not and will not violate any provision of applicable law, rule or regulation or of any order, judgment, writ, award or decree of any court, arbitrator, or governmental instrumentality, domestic or foreign, applicable to Debtor, or of any indenture, contract, agreement (including any trust agreement), or other undertaking to which Debtor is a party or which affects any of its properties and does not and will not result in a creation or position of any lien, charge, or encumbrance on or security interest in any of the properties of Debtor except as contemplated by this Security Agreement.

            3.9 All financial information furnished to Secured Party and/or the Lenders with respect to Debtor (a) is complete and correct in all material respects, (b) accurately presents the financial condition of Debtor and (c) has been prepared in accordance with generally accepted accounting principles


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consistently applied. All other documents and information furnished Secured
Party and/or the Lenders with respect to Debtor are correct and all material respects and complete in so far as completeness is necessary to give Secured Party and the Lenders an accurate knowledge of their subject matter.

            3.10 Debtor's principal place of business and chief executive and accounting offices are located at 3700 West Flamingo Road, Las Vegas, Nevada 89103.

      4. Covenants by Debtor. Debtor hereby agrees, subject to all rights Debtor, as Guarantor, has under the Loan Agreement, that:

            4.1 Prior to or simultaneously with the Debtor's execution of this Security Agreement, Debtor will execute and cause to be filed in accordance with the Nevada Uniform Commercial Code financing statements in form and substance satisfactory to Secured Party. Thereafter, at any time and from time to time, upon demand of Secured Party, Debtor shall give, execute, acknowledge, file and record any notice, financing statement, continuation statement, assignment, instrument, document or agreement that Secured Party reasonably deems necessary or desirable to create, preserve, continue, perfect or validate any security interest intended to be created hereunder, including, without limitation, any security interest in after-acquired property, or to enable Secured Party to enforce its rights with respect to any such security interest.

            4.2 Upon the approval of the relevant Gaming Authorities to the pledge by Debtor to Secured Party of all shares of stock of the Company and Rio Leasing owned by Debtor, and, as to all other Pledged Stock, concurrently with the execution of this Security Agreement, Debtor shall deliver to Secured Party all of the certificates ("Certificates") evidencing the Pledged Stock. Debtor agrees that it will upon obtaining any additional shares of stock of any issuer of Pledged Stock or any other securities that may be converted into, or exchanged for Pledged Stock, including any options or other rights with respect thereto, upon the approval of the relevant Gaming Authorities, if required, to the pledge by Debtors to Secured Party of such additional shares or other securities, promptly deliver to Secured Party: (i) a duly


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executed Security Agreement Supplement in substantially the form of Schedule 3 hereto (a "Security Agreement Supplement") identifying the additional shares of stock which are pledged pursuant to this second sentence of this Section 4.2 and
(ii) Certificates evidencing such shares of stock. Debtor hereby authorizes Secured Party to attach the Security Agreement Supplement to this Security Agreement and agrees that all shares of stock listed on the Security Agreement Supplement delivered to Secured Party shall for all purposes hereunder constitute Pledged Stock.

            4.3 Debtor shall notify Secured Party prior to changing its principal place of business and chief executive and accounting offices from the location set forth in Section 3.10 of this Security Agreement.

            4.4 Debtor shall at all times maintain the Collateral in good condition and will from time to time make all needed and proper replacements, repairs, renewals and improvements so that the value of the Collateral is not impaired.

            4.5 Debtor shall keep the Collateral, including, without limitation, all after-acquired property included in the definition of Collateral, free of all liens, claims, security interests and encumbrances other than those described in Section 3.1, above.

            4.6 Notwithstanding Secured Party's claim to proceeds, Debtor shall not sell, lease or otherwise transfer or dispose of any Collateral (and shall not permit any such act) unless Debtor shall concurrently replace such Collateral with other Collateral that is of equivalent quality and quantity and reasonably acceptable to Secured Party; provided, however, that, (i) so long as Debtor is not in default hereunder, Debtor may sell any Collateral consisting of inventory in the ordinary course of Debtor's business and may receive and dispose of collections on the same, and (ii) notwithstanding the foregoing, Debtor shall not sell, transfer or otherwise dispose of any of the Pledged Stock without the prior written consent of Secured Party.

            4.7 Debtor shall keep Secured Party informed as to the location of the Collateral and shall not relocate any of the Collateral without Secured Party's prior written consent.


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            4.8 Debtor shall, at Debtor's own cost, defend any and all actions, proceedings and claims affecting the Collateral, including without limitation actions, proceedings and claims challenging Debtor's title to the Collateral or the validity or priority of Secured Party's security interest hereunder, and pay the cost of all license approvals affecting the Collateral.

            4.9 Debtor shall promptly pay all taxes, assessments, license fees and other public or private charges levied or assessed against any Collateral, this Security Agreement or any promissory note evidencing any debt secured hereunder.

            4.10 Debtor shall maintain such insurance with respect to the Collateral as Secured Party reasonably requires from time to time, with insurers satisfactory to Secured Party and with loss payable to Secured Party as its interests may appear. Debtor shall, if so requested, deliver the original of any such policy to Secured Party.

            4.11 Debtor shall not use any Collateral in violation of any applicable laws, rules or regulations.

            4.12 All of the Collateral shall at all times remain personal property.

            4.13 Debtor shall fully perform all of its obligations under and with respect to the Collateral and shall diligently enforce all of the obligations of each obligor thereunder.

            4.14 Debtor shall not modify, amend, supplement or cancel any of the Collateral without the prior written consent of Secured Party.

            4.15 Debtor will at all times keep accurate and complete records with respect to the Collateral and agrees that the representatives of Secured Party shall have the right, at any time during normal business hours or at any other reasonable time, and from time to time, to call at Debtor's places of business where the Collateral or any part thereof may be located or the records pertaining to the Collateral may be


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kept and to inspect the Collateral and/or examine such records and to make abstracts therefrom or copies thereof; in addition, Debtor shall furnish Secured Party with periodic reports as to the Collateral, in such form and detail and at such times as Secured Party may require.

            4.16 Monies received because of any court or arbitration award or settlement or insurance payment, for any loss or damage to the Collateral, and proceeds from any condemnation award or settlement relating to the Collateral shall be treated as provided in the Loan Documents.

            4.17 As soon as practicable, and in any event within ten (10) days, Debtor shall notify Secured Party of:

                  (a) Any attachment or other legal process levied against any of the Collateral;

                  (b) Any information received by Debtor which may in any manner materially and adversely affect the value of the Collateral or the rights and remedies of Secured Party with respect thereto;

                  (c) The removal of any of the Collateral to a new location and the removal of any records of Debtor relating to the Collateral to any location other than that set forth in Section 3.10, above; and

                  (d) An adequate description and the location of any tangible or intangible property acquired by Debtor after the execution of this Security Agreement, which after-acquired property shall be included, subject to the approval, if required, of the applicable Gaming Authorities as to after-acquired Pledged Stock only, within the definition of "Collateral" hereunder.

Any notice delivered pursuant to this Section 4.17 shall set forth the nature of such event and the action which Debtor proposes to take with respect thereto.

      5. Events of Default. The occurrence of any of the following shall constitute a default hereunder:


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            5.1 The occurrence of any Event of Default under the Parent
Guaranty.

            5.2 The occurrence of any Event of Default under the Loan Agreement or any other Loan Document.

            5.3 Default in any other obligation secured hereunder.

            5.4 Default in any obligation contained herein.

            5.5 Any statement, representation or warranty made by Debtor herein or in any document secured hereunder proves to have been false or inaccurate in any material respect when made.

      6. Remedies. In the event of any default hereunder, Secured Party shall have all of the following rights and remedies, each of which may be exercised with or without further notice to Debtor, subject to applicable Gaming Laws (as defined in the Loan Agreement):

            6.1 To notify any and all obligors on any and all Accounts (as that term is defined in Schedule 1 attached hereto) assigned hereunder that such Accounts have been assigned to Secured Party and/or that all payments on such Accounts are to be made directly to Secured Party;

            6.2 To settle, compromise or release on terms acceptable to Secured Party, in whole or in part, any amounts owing on any and all Accounts;

            6.3 To enforce payment and prosecute any action or proceeding with respect to any and all Accounts;

            6.4 To extend the time of payment, make allowances and adjustments and issue credits with respect to Accounts in Secured Party's name or in the name of Debtor;

            6.5 To foreclose the liens and security interests created under this Security Agreement or under any other agreement relating to any Collateral by any available judicial procedure or without judicial process;


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            6.6 To sell, assign, lease, or otherwise dispose of the Collateral or any part thereof, either at public or private sale, in lots or in bulk, for cash, on credit or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to Secured Party, all at Secured Party's sole option and as Secured Party may deem advisable in its sole discretion;

            6.7 To hold, operate, and manage the same and from time to time make all needed repairs and such alterations, additions, advances and improvements as Secured Party shall deem appropriate;

            6.8 To manage, or retain a manager for, the operation of the business or businesses being conducted on any real property, including, without limitation, any after-acquired real property, which is part of the Collateral;

            6.9 To collect interest, dividends, principal and or other sums payable upon or on account of the Collateral;

            6.10 To declare all Secured Obligations immediately due and payable; and

            6.11 To exercise any and all other rights and remedies that Secured Party may have in any jurisdiction where enforcement of this Security Agreement is sought, including without limitation all rights and remedies of a secured party under any applicable Uniform Commercial Code. Secured Party shall have the right to enforce one or more of its remedies successively or concurrently, and such action shall neither estop nor prevent Secured Party from pursuing any and all further remedies that it may have. In the event that Debtor fails to perform any obligation set forth herein, Secured Party may, but shall not be obligated to, perform the same, and the cost thereof shall be payable by Debtor to Secured Party on demand and shall bear interest at the default rate of interest set forth in the Notes evidencing the Loan (or, if there is no such default rate, at the rate of interest set forth in the Notes). No failure on the part of Secured Party to exercise, and no delay in exercising, any right or remedy shall operate as a waiver thereof or of any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.


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

      7. Sale of Collateral. The following shall apply with respect to any sale, assignment, lease or other disposition of the Collateral by Secured Party pursuant to Article 6, above, after Secured Party has complied with applicable Gaming Laws.

            7.1 Debtor shall, at Secured Party's request, assemble any and all Collateral and make it available to Secured Party at such places as Secured Party designates that are reasonably convenient to both parties, whether at the premises of Debtor or elsewhere, and shall make available to Secured Party all premises and facilities of Debtor for the purpose of Secured Party's taking possession of the Collateral or removing or putting the Collateral in saleable form.

            7.2 If any Collateral requires repair, maintenance, preparation or the like, or is in process or other unfinished state, Secured Party shall have the right to perform all repairs, maintenance, preparation and other processing and completion of manufacture required to put the same in such saleable form as Secured Party deems appropriate, but Secured Party shall also have the right to sell or dispose of such Collateral without any such processing.

            7.3 Secured Party shall give Debtor ten (10) days' prior written notice of any such sale, assignment, lease or other disposition. Debtor agrees that such notice is commercially reasonable and Debtor hereby waives all other notices, demands and advertisements of any kind.

            7.4 Secured Party may bid or purchase at any such sale, if public, free from any right of redemption that Debtor may have, which right of redemption is hereby waived, and Secured Party may restrict the prospective bidders or purchasers at any such sale to persons who will represent and warrant that they are acquiring the Collateral for their own account and otherwise in compliance with the federal Securities Act of 1933, as amended.

            7.5 Because of present or future circumstances, a question may arise under the federal Securities Act of 1933, as amended, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being


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hereinafter called the Federal Securities Laws) with respect to any disposition of the Collateral. Debtor acknowledges that compliance with the Federal Securities Laws and/or Gaming Laws may strictly limit Secured Party's course of conduct in disposing of all or any part of the Collateral and may also limit the extent to which or the manner in which any subsequent transferee of the Collateral may dispose of the same, and that there may be other legal restrictions or limitations affecting Secured Party in any attempts to dispose of all or any part of the Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect.

      8. Facilitation of Rights and Remedies. To facilitate the exercise by Secured Party of the rights and remedies set forth in this Security Agreement, Debtor authorizes Secured Party, subject to Secured Party's compliance with applicable Gaming Laws, to exercise any or all of the following powers:

            8.1 To enter any premises where any Collateral may be located for the purpose of taking possession of or removing such Collateral, to remove from any premises where any Collateral may be located the Collateral and any and all documents, instruments, files and records relating to the Collateral, and any receptacles and cabinets containing the same, and to use the supplies and space of Debtor at any or all of its places of business as may be necessary or appropriate to properly administer and control the Collateral or the handling of collections and realizations thereon, at Debtor's cost and expense;

            8.2 To receive, open and dispose of all mail addressed to Debtor and notify postal authorities to change the address for delivery thereof to such address as Secured Party may designate;

            8.3 To manage, or to retain a manager for, the operation of the business or businesses being conducted on any real property, including, without limitation, after-acquired real property, which is part of the Collateral;

            8.4 To take or bring, in Secured Party's name or in the name of Debtor, all steps, actions, suits or proceedings deemed necessary or desirable by Secured Party to effect collection or to realize upon Accounts and any other Collateral; and


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            8.5 To prepare, sign and file or record, for Debtor in Debtor's name, financing statements, applications for registration, applications for approval by the Gaming Authorities of the assignment to Secured Party of all stock of Borrowers owned by Debtor, and like papers.

      9. Application of Proceeds. The net cash proceeds resulting from any collection, liquidation, sale or other disposition of the Collateral by Secured Party shall be applied first to the expenses (including reasonable attorneys' fees) of retaking, holding, storing, processing, preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of other Secured Obligations then due, application as to particular obligations or against principal or interest to be in Secured Party's absolute discretion.

      10. Actions by Secured Party Following Default. While any default hereunder remains uncured, Secured Party shall have the right (but no obligation) to take such actions (in its name or in the name of Debtor) as Secured Party reasonably deems appropriate to cure any default by Debtor under any agreement which constitutes part of the Collateral or to otherwise protect the rights and interests of Debtor and/or Secured Party under any such agreement. Neither Secured Party nor any of the Lenders shall incur any liability as a result of any such action if such action is taken in good faith in accordance with the foregoing, and Debtor shall defend, indemnify and hold Secured Party and each of the Lenders harmless from and against all claims, demands, causes of action, liabilities, losses, costs and expenses (including costs of suit and reasonable attorneys' fees) arising from or in connection with any such good faith action.

      11. Specific Assignments and Consents. Upon Secured Party's demand from time to time, (a) Debtor shall execute and deliver to Secured Party an assignment of contract(s), in form and substance satisfactory to Secured Party, which specifically describes one or more of the agreements assigned hereunder and (b) Debtor shall use its best efforts to obtain and deliver to Secured Party a consent to assignment, in form and substance satisfactory to Secured Party, pursuant to which any party other than Debtor to any agreement assigned hereunder consents to such assignment and agrees to recognize Secured Party as Debtor's successor in the event that Secured Party succeeds to Debtor's interests.


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      12. Secured Party's Costs and Expenses. Debtor shall reimburse Secured
Party on demand for all reasonable costs and expenses (including reasonable attorneys' fees) incurred by Secured Party in connection with the enforcement of this Security Agreement, regardless of whether any suit is filed, including without limitation all reasonable costs and expenses incurred in checking, retaking, holding, handling, preparing for sale and selling or otherwise disposing of any and all Collateral, or for managing, or retaining a manager for, the operation of the business or businesses being conducted on the Real Property. Such reimbursement obligations shall bear interest from the date of demand at the maximum rate permitted by law.

      13. Obligations Unconditional. Debtor's obligation to perform and observe the agreements and covenants contained herein shall be absolute and unconditional. Until such time as all Secured Obligations have been fully paid and performed, Debtor (i) shall perform and observe all of its agreements and covenants contained in this Security Agreement; and (ii) shall not terminate this Security Agreement for any cause, including without limitation any acts or circumstances that may constitute failure of consideration, destruction of, or damage to, the Collateral, commercial frustration of purpose, any change in the laws of the United States of America or of the State of Nevada or any political subdivision of either, or any failure of Secured Party to perform or observe any agreement, whether express or implied, or any duty, liability or obligation, arising out of or in connection with this Security Agreement.

      14. Nonliability and Indemnity of Secured Party. Debtor hereby agrees that neither Secured Party's acceptance of the security interests granted hereunder nor any exercise by Secured Party of its rights and remedies hereunder shall be deemed to be an assumption by Secured Party or any of the Lenders of any of Debtor's obligations and liabilities under the terms of any of the Collateral, and Debtor agrees to indemnify and hold Secured Party and each of the Lenders harmless against any and all claims, damages, costs and expenses (including reasonable attorneys' fees) suffered or incurred by Secured Party in connection therewith.


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      15. Waiver of NRS 40.430. Debtor hereby waives all defenses and benefits that it would otherwise have under Section 40.430 of the Nevada Revised
Statutes.

      16. Miscellaneous Waivers. Presentment, protest, notice of protest, notice of dishonor and notice of nonpayment are waived with respect to any proceeds to which Secured Party is entitled hereunder.

      17. Successors and Assigns. Subject to any applicable restrictions on assignment contained herein or in any of the Loan Documents, this Security Agreement shall bind, and shall inure to the benefit of, the respective heirs, executors, administrators, successors and assigns of Debtor and Secured Party. The term "Secured Party" shall include any successor agent for the Lenders, the Lenders individually if there is no agent representing them, and any other holder and owner from time to time (including any pledgee or assignee) of any of the Notes or any other Secured Obligation.

      18. Attorney-in-Fact. Debtor hereby constitutes and appoints Secured Party as its attorney-in-fact for the purposes of (a) carrying out the provisions of this Security Agreement and (b) taking any and all actions and executing any and all instruments that Secured Party reasonably deems necessary or advisable to accomplish the purposes of this Security Agreement and/or to protect Secured Party's interests with respect to the Collateral, and (c) while any default hereunder remains uncured, enforcing Debtor's rights (in Secured Party's name or in Debtor's name) under any agreement which constitutes part of the Collateral. In furtherance of clause (c), Debtor shall deliver to Secured Party, upon Secured Party's demand while any default hereunder remains uncured, all documents which Secured Party reasonably deems appropriate to permit Secured Party's succession to Debtor's rights and interests and to facilitate the enforcement by Secured Party of Debtor's rights with respect to such agreements. The power of attorney granted hereunder is coupled with an interest and is irrevocable.

      19. Voting Rights; Dividends; Etc.

            19.1 Rights in Absence of Default. So long as no default hereunder remains uncured:


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                  19.1.1 Voting Rights. Debtor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Stock, or any part thereof, for any purpose not inconsistent with the terms of this Security Agreement, or the Parent Guaranty; provided, that Debtor shall not exercise any such right if it would result in a default hereunder.

                  19.1.2 Dividend and Distribution Rights. Debtor shall be entitled to receive and to retain and use any and all dividends or distributions paid in respect of the Pledged Stock; provided, that any and all such dividends or distributions received in the form of capital stock shall be Pledged Stock, and the Certificates representing such capital stock shall be delivered to Secured Party immediately upon receipt by Debtor, subject, in the case of stock of the Company and Rio Leasing, to the approval of the applicable Gaming Authorities, to be held by Secured Party hereunder; and such stock shall, if received by Debtor and until so delivered, be received and held in trust for the benefit of Secured Party.

            19.2 Rights Following Event of Default. While any default hereunder remains uncured, subject to compliance with applicable Gaming Laws:

                  19.2.1 Voting, Dividend and Distribution Rights. At the option of Secured Party exercised by written notice to Debtor, all rights of Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 19.1.1, above, and to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to Section 19.1.2, above, shall cease, and all such rights shall thereupon become vested in Secured Party, who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and to hold as Collateral such dividends and distributions.

                  19.2.2 Dividends and Distributions Held in Trust. All dividends and other distributions which are received by Debtor contrary to the provisions of this Security Agreement shall be received and held in trust for the benefit of Secured Party and shall be delivered to Secured Party as Collateral immediately upon receipt, in the same form as received (with any necessary endorsements).


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

                  19.2.3 Irrevocable Proxy. Debtor hereby revokes all previous proxies with regard to the Pledged Stock and appoints Secured Party as its proxyholder to attend and vote at any and all meetings of the shareholders of the issuer of any Pledged Stock held on or after the date of the giving of this proxy and prior to the termination of this proxy, and to execute any and all written consents of shareholders of any such issuer executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if Debtor had attended the meetings or voted its shares or signed the written consents, as applicable; provided, that the proxyholder shall only have the rights described in this paragraph while any default hereunder remains uncured. Debtor hereby authorizes Secured Party as the proxyholder and hereby authorizes and directs any such proxyholder to file this proxy and the substitution instrument with the secretary of the appropriate issuer of the Pledged Stock. This proxy is coupled with an interest and is irrevocable until such time as no part of any Secured Obligation remains outstanding.

      20. Additional Provisions re Pledged Stock.

            20.1 No Obligation to Act. Secured Party shall have no responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Stock.

            20.2 Reliance on Agreement. Subject to compliance with applicable Gaming Laws, Debtor hereby consents and agrees that the issuers of any Pledged Stock, or any registrar or transfer agent or trustee for any of the Pledged Stock, shall be entitled to accept the provisions of this Security Agreement as conclusive evidence of the right of Secured Party to effect any transfer or exercise any right hereunder, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Debtor or any other Person to such issuers or obligors or to any such registrar, transfer agent or trustee.

            20.3 Covenant Not to Issue Uncertificated Securities. Debtor represents and warrants to Secured Party that all of the capital stock of Borrowers is in certificated form (as contemplated by Article 104.8101 et seq. of the Nevada Revised Statutes), and covenants to Secured Party that it will not cause or permit Borrowers (or any other issuer of any Pledged Stock) to issue any capital stock in uncertificated form or seek to convert all or any part of its existing capital stock into uncertificated form (as contemplated by Article 104.8101 et seq. of the Nevada Revised Statutes).

            20.4 Covenant Not to Dilute Interests of Secured Party. Debtor shall not at any time cause or permit Borrowers (or any other issuer of any Pledged Stock) to issue any additional capital stock, or any warrants, options or other rights to acquire any additional capital stock, if the effect thereof would be to dilute in any way the interests of Secured Party in Borrowers or any such issuer.

            20.5 Foreclosure By Private Sale. By virtue of the Securities Act of 1933, as amended ("1933 Act"), or any other Laws or regulations, legal restrictions or limitations may apply and affect Secured Party in any attempts to dispose of all or any portion of the Collateral in the enforcement of Secured Party's rights and remedies hereunder. For these reasons, Secured Party is hereby authorized by Debtor, but not obligated, in the event of any Event of Default giving rise to Secured Party's rights to sell or otherwise dispose of any Collateral consisting of securities, to sell all or any part of the securities at private sale, subject to investment letter restrictions or in any other manner which will not require the securities, or any part thereof, to be registered in accordance with the 1933 Act, as amended, or the rules and regulations promulgated thereunder, or any other law or regulation ("Registration"), at the best price reasonably obtainable by Secured Party at any such private sale or other disposition in any such manner mentioned above. Secured Party is hereby further authorized by Debtor, provided Secured Party has complied with all applicable portions of the Gaming Laws, but not obligated, in the event of any Event of Default giving rise to Secured Party's rights to sell or otherwise dispose of Collateral, to sell all or any part of Collateral consisting of securities at a public sale at the best price obtainable by Secured Party at any such public sale. A commercially reasonable public sale of securities shall be deemed to include, but not be limited to, the following: (i) Secured Party shall publish a notice of the sale in a newspaper of general circulation in the county of the office of the Secured Party or the county of the place of sale chosen by Secured

Party, if not at its office, and elsewhere as chosen by the Secured Party; (ii) the notice of sale shall state that Secured Party reserves the right to bid for and purchase the collateral; (iii) all securities of equal class and series of the same issuer shall be sold only as a block and shall not be sold jointly or broken down; (iv) the purchaser of the securities shall provide an investment letter; (v) the securities sold shall bear a legend to the effect that the securities are restricted and may not be sold or transferred without registration under the 1933 Act and under applicable state securities laws or under a valid exemption from the 1933 Act and from applicable state securities laws; and (vi) any other procedures or restrictions necessary to sell or dispose of the securities, or any part thereof, without Registration of the securities or to comply with any other express requirements of the Uniform Commercial Code. Secured Party is also hereby authorized by Debtor, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as Secured Party may deem required or appropriate in the event of a sale or disposition of any of Collateral consisting of securities. Debtor understands that Secured Party may in its discretion approach a restricted number of potential purchasers in a private sale and that a sale under such circumstances may yield a lower price for Collateral, or any part or parts thereof, than would otherwise be obtainable if the same were registered and sold in the open market. Debtor also understands that a public sale of securities in any manner that will not require the registration of the securities or any part thereof, may yield a lower price for the securities, or any part or parts thereof, than would otherwise be obtainable if the same were registered and sold in the open market. Debtor agrees (i) that in the event Secured Party shall, upon any default hereunder, sell Collateral consisting of securities, or any portion thereof, at such private sale or sales or at such public sale, Secured Party shall have the right to rely upon the advice and opinion of any member firm of a national securities exchange as to the best price reasonably obtainable upon such private sale or public sale thereof, and (ii) that such reliance shall be conclusive evidence that Secured Party handled such matter in a commercially reasonable manner under the Uniform Commercial Code.

      21. Guarantor and Suretyship Provisions. The following provisions shall apply to the extent that all or any portion of the Secured Obligations now or hereafter constitute obligations of person(s) (collectively, "Borrowers") other than, or in addition to, Debtor:

            21.1 Conditions to Exercise of Rights. Debtor hereby waives any right it may now or hereafter have to require Secured Party, as a condition to the exercise of any remedy or other right against Debtor hereunder or under any other document executed by Debtor in connection with any Secured Obligation, (a) to proceed against any Borrower or other person, or against any other collateral assigned to Secured Party by Debtor or any other person, (b) to pursue any other right or remedy in Secured Party's power, (c) to give notice of the time, place or terms of any public or private sale of real or personal property collateral assigned to Secured Party by any Borrower or other person (other than Debtor), or otherwise to comply with the Nevada enactment of the Uniform Commercial Code (as modified or recodified from time to time) with respect to any such personal property collateral, or (d) to make or give (except as otherwise expressly provided in the Loan Documents) any presentment, demand, protest, notice of dishonor, notice of protest or other demand or notice of any kind in connection with any Secured Obligation or any collateral (other than the Collateral) for any Secured Obligation.

            21.2 Defenses. Debtor hereby waives any defense it may now or hereafter have that relates to: (a) any disability or other defense of any Borrower or other person; (b) the cessation, from any cause other than full performance, of the obligations of any Borrower or other person; (c) the application of the proceeds of any Secured Obligation, by any Borrower or other person, for purposes other than the purposes represented to Debtor by any Borrower or otherwise intended or understood by Debtor; (d) any act or omission by Secured Party which directly or indirectly results in or contributes to the release of any Borrower or other person or any collateral for any Secured Obligation; (e) the unenforceability or invalidity of any collateral assignment (other than this Security Agreement) or guaranty with respect to any Secured Obligation, or the lack of perfection or continuing perfection or lack of priority of any lien (other than the lien hereof) which secures any Secured Obligation; (f) any failure of Secured Party to marshal assets in favor of Debtor or any other person; (g) any modification of any Secured Obligation, including any renewal, extension, acceleration or increase in interest rate; (h) any election of remedies by Secured Party that impairs any subrogation or other right of Debtor to proceed against any Borrower or other person, including any loss of rights resulting from anti-deficiency laws relating to nonjudicial foreclosures of real property or other laws limiting, qualifying or discharging obligations or remedies; (i) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation; (j) any failure of Secured Party to file or enforce a claim in any bankruptcy or other proceeding with respect to any person; (k) the election by Secured Party, in any bankruptcy proceeding of any person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code; (l) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code;
(m) any use of cash collateral under Section 363 of the United States Bankruptcy Code; or (n) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any person.

            21.3 Subrogation. Debtor hereby waives (a) any right of subrogation which Debtor may now or hereafter have against any Borrower that relates to any Secured Obligation, (b) any right to enforce any remedy Debtor may now or hereafter have against any Borrowers that relates to any Secured Obligation (including without limitation any right of reimbursement, indemnity or contribution), and (c) any right to participate in any collateral now or hereafter assigned to Secured Party with respect to any Secured Obligation (and Debtor further agrees that, if and to the extent that any waiver set forth in this paragraph is ever held to be unenforceable, all such rights of subrogation, enforcement and participation shall be junior and subordinate to the right of Secured Party to obtain payment and performance of the Secured Obligations and to all rights of Secured Party in and to any property which now or hereafter serves as collateral security for any Secured Obligation).

            21.4 Borrowers' Information. Debtor warrants and agrees: (a) that Debtor has not relied, and will not rely, on any representations or warranties by Secured Party to Debtor with respect to the creditworthiness of any Borrower or the prospects of payment of any Secured Obligation from sources other than the Collateral; (b) that Debtor has established and/or will establish adequate means of obtaining from each Borrower on a continuing basis financial and other information pertaining to the business operations, if any, and financial condition of such Borrower; (c) that Debtor assumes full responsibility for keeping informed with respect to any Borrower's business operations, if any, and financial condition; and (d) that Secured Party shall have no duty to disclose or report to Debtor any information now or hereafter known to Secured Party with respect to any Borrower, including without limitation information relating to any Borrower's business operations or financial condition.

            21.5 Other Rights of Sureties. Debtor hereby waives all other rights it may now or hereafter have, whether or not similar to any of the foregoing, by reason of laws of the State of Nevada pertaining to sureties or guarantors.

            21.6 Duration. The lien of this Security Agreement on the Collateral shall continue until the expiration of all periods within which any amount at any time paid on account of the obligations secured hereby may be required to be restored or returned by Secured Party upon the bankruptcy, insolvency or reorganization of any Borrower, any guarantor or surety or any other person. In the event that any amount at any time paid on account of the obligations secured hereby is required to be restored or returned by Secured Party as a result of any such bankruptcy, insolvency or reorganization, this Security Agreement shall secure such amount as if such amount was never paid.

            21.7 Subordination. Until all of the Secured Obligations have been fully paid and performed, (a) Debtor hereby agrees that all existing and future indebtedness and other obligations of each Borrower to Debtor (collectively, the "Subordinated Debt") shall be and are hereby subordinated to all Secured Obligations which constitute obligations of the applicable Borrower, and the payment thereof is hereby deferred in right of payment to the prior payment and performance of all such Secured Obligations;
(b) Debtor shall not collect or receive any cash or non-cash payments on any Subordinated Debt or transfer all or any portion of the Subordinated Debt; and
(c) in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, any Borrower with respect to any Subordinated Debt is received by Debtor such payment or distribution shall be held in trust and immediately paid over to Secured Party, is hereby assigned to Secured Party as security for the Secured Obligations, and shall be held by Secured Party in an interest bearing account until all Secured Obligations have been fully paid and performed.

            21.8 Lawfulness and Reasonableness. Debtor warrants that all of the waivers in this Security Agreement are made with full knowledge of their significance, and of the fact that events giving rise to any defense or other benefit waived by Debtor may destroy or impair rights which Debtor would otherwise have against Secured Party, any Borrower and other persons, or against collateral. Debtor agrees that all such waivers are reasonable under the circumstances and further agrees that, if any such waiver is determined (by a court of competent jurisdiction) to be contrary to any law or public policy, such waiver shall be effective to the fullest extent permitted by law.

      220 Waiver of Jury Trial. DEBTOR, AGENT AND THE LENDERS EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING OUT OF OR RELATED TO THIS SECURITY AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. DEBTOR, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

      23. Notices. All notices or communications herein required or permitted to be given shall be in writing and shall be governed in all respects by the notice provisions of the Loan Agreement.

      24. Entire Agreement; Amendment; Waiver. This Security Agreement, together with any and all other documents referred to herein, constitutes the entire agreement between Debtor and Secured Party pertaining to the subject matter contained herein. This Security Agreement may not be amended, changed, modified, altered or terminated except by a written instrument signed by Secured Party and Debtor. Neither Secured Party nor Debtor may waive any right hereunder except by a signed written instrument.

      25. Severability. In the event any provision of this Security Agreement is held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

      26. Section Headings. The subject headings and the sections and subsections of this Security Agreement are included for convenience only and shall not affect the construction or interpretation of any provision.

      27. Governing Law. This Security Agreement shall be construed in accordance with and governed by the laws of the State of Nevada.

      28. Definitions. Unless otherwise defined, words used herein have the meanings given them in the Uniform Commercial Code of Nevada.

      29. Execution of Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute but one and the same instrument.

            IN WITNESS WHEREOF, Debtor has caused this Security Agreement to be duly executed as of the date first written above.

                                         "Debtor":

                                         RIO HOTEL AND CASINO, INC.,
                                         a Nevada corporation


                                         By /s/ Ronald J. Radcliffe
                                           -------------------------------------

                                           Its Vice President - Treasurer
                                              ----------------------------------


                                         By
                                           -------------------------------------

                                           Its
                                              ----------------------------------

                                   SCHEDULE 1

                            DESCRIPTION OF COLLATERAL

All of Debtor's right, title and interest in, to and under the following:

                  (a) All Accounts of Debtor;

                  (b) All Chattel Paper of Debtor;

                  (c) All Contracts of Debtor;

                  (d) All Documents of Debtor;

                  (e) All Equipment of Debtor;

                  (f) All Fixtures of Debtor;

                  (g) All General Intangibles of Debtor;

                  (h) All Instruments of Debtor;

                  (i) All Inventory of Debtor;

                  (j) All Pledged Stock;

                  (k) All property of Debtor held by Secured Party, or any other party for whom Secured Party is acting as agent hereunder, including, without limitation, all property of every description now or hereafter in the possession or custody of or in transit to Secured Party or such other party for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of Debtor, or as to which Debtor may have any right or power; and

                  (l) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

Defined Terms.

            As used in this Schedule 1, the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

                  "Account Debtor" means any "account debtor," as such term is defined in Section 9105(1)(a) of the UCC.

                  "Accounts" means any "account," as such term is defined in
      Section 9106 of the UCC, now owned or hereafter acquired by Debtor and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Debtor (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by Debtor or from any other transaction, whether or not the same involves the sale of goods or services (including, without limitation, any such obligation which may be characterized as an account or contract right under the UCC) and all of Debtor's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Debtor's rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Debtor under all purchase orders and contracts for the sale of goods or the performance of services or both by Debtor (whether or not yet earned by performance on the part of Debtor or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

                  "Chattel Paper" means any "chattel paper," as such term is defined in Section 9105(l)(b) of the UCC, now owned or hereafter acquired by Debtor.

                  "Contracts" means all contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which Debtor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

                  "Documents" means any "documents," as such term is defined in
      Section 9105(l)(f) of the UCC, now owned or hereafter acquired by Debtor.

                  "Equipment" means any "equipment," as such term is defined in
      Section 9109(2) of the UCC, now or hereafter owned or acquired by Debtor and, in any event, shall include, without limitation, all ambulances and other vehicles, gaming equipment, machinery, furnishings, computers and other electronic data-processing equipment of any nature whatsoever, any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

                  "Fixtures" means "fixtures," as such term is defined in
      Section 9313-(1)(a) of the UCC, now or hereafter owned or acquired by Debtor and, in any event shall include, without limitation, regardless of where located, all of the fixtures, systems, machinery, apparatus, equipment and fittings of every kind and nature whatsoever and all appurtenances and additions thereto and substitutions or replacements thereof, now or hereafter attached or affixed to or constituting a part of, or located in or upon, real property wherever located, including, without limitation, all security systems, heating, electrical, mechanical, lighting, lifting, plumbing, ventilating, air-conditioning and air cooling, refrigerating, food preparation, incinerating and power, loading and unloading, signs, escalators, elevators, boilers, communication, switchboards, sprinkler and other fire prevention and extinguishing fixtures, systems, machinery, apparatus and equipment, and all engines, motors, dynamos, machinery, pipes, pumps, tanks, conduits and ducts constituting a part of any of the foregoing, together with all right, title and interest of Debtor in and to all extensions, improvements, betterments, renewals, substitutes, and replacements of, and all additions and appurtenances to any of the foregoing property, and all conversions of the security constituted thereby, immediately upon any acquisition or release thereof or any such conversion, as the case may be.

                  "General Intangibles" means any "general intangibles," as such term is defined in Section 9106 of the UCC now owned or hereafter acquired by Debtor and, in any event shall include, without limitation, all right, title and interest which Debtor may now or hereafter have in or under any Contract, all customer lists, Trademarks, Patents, rights or intellectual property, interests in partnerships, joint ventures and other business associations, Licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License), claims in or under insurance policies, including unearned premiums, uncertificated securities, deposit accounts, rights to receive tax refunds and other payments and rights of indemnification.

                  "Instruments" means any "instrument," as such term is defined in Section 9105(1)(i) of the UCC now owned or hereafter acquired by Debtor, including, without limitation, all notes, certificated securities, and other evidences of indebtedness, other than instruments that constitute or are a part of a group of writings that constitute, Chattel Paper.

                  "Inventory" means any "inventory," as such term is defined in
      Section 9109(4) of the UCC, wherever located, now or hereafter owned or acquired by, Debtor and, in any event, shall include, without limitation, all inventory, merchandise, goods and other personal property which are held by or on behalf of Debtor for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Debtor's business, or the processing, packaging, promotion, delivery or shipping of the same, and all furnished goods whether or not such inventory is listed on any schedules, assignments or reports furnished to Secured Party from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of Debtor or is held by Debtor or by others for Debtor's account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory which may be located on premises of Debtor or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other persons.

                  "License" means any Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Debtor.

                  "Patent License" means any of the following now owned or hereafter acquired by Debtor: any written agreement granting any right with respect to any invention on which a Patent is in existence.

                  "Patents" means all of the following in which Debtor now holds or hereafter acquires any interest: (a) letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country and (b) all reissues, continuations, continuations-in-part or extensions thereof; all petty patents, divisionals, and patents of addition; and (c) all patents to issue on such applications.

                  "Pledged Stock" means all of the shares of stock described in
      Schedule 2 hereto and issued by the issuers named therein and all additional shares of stock of any such issuer from time to time acquired by Debtor in any manner and any other securities, options or rights received by Debtor pursuant to any reclassification, reorganization, increase or reduction of capital or stock dividend or in substitution of or in exchange for any such shares of stock (all of which shares of stock shall be deemed part of the Pledged Stock) and all shares of stock acquired, received or owned by Debtor of any issuer who, after the date of this Security Agreement, becomes, as a result of any occurrence, a Subsidiary (as that term is defined in the Loan Agreement) of Debtor.

                  "Proceeds" means "proceeds," as such term is defined in
      Section 9306(1) of the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other proceeds payable to Debtor from time to time in respect of the Collateral or any Contract, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Debtor from time to time with respect to any of the Collateral or any Contract, (c) any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral above by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), (d) any claim of Debtor against third parties (i) for past, present or future infringement of any Patent or Patent License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or any Contract.

                  "Trademark License" means any of the following now owned or hereafter acquired by Debtor: any written agreement granting any right to use any Trademark or Trademark registration.

                  "Trademarks" means any of the following now owned or hereafter acquired by Debtor: (a) any trademarks, tradenames, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) any reissues, extensions or renewals thereof.

                  "UCC" or "Uniform Commercial Code" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Nevada; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Secured Party's security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Nevada, the term "UCC" or "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

                                   SCHEDULE 2

                                  PLEDGED STOCK


                                          Percentage      Number
                                              of            of
Stock Issuer          Class of Stock      Ownership       Shares       Cert. No.
------------          --------------      ----------      ------       ---------
Rio Properties, Inc.      Common            100%             100            1

Rio Leasing, Inc.         Common            100%          99,000            12


                                   SCHEDULE 3

                          SECURITY AGREEMENT SUPPLEMENT

            This Security Agreement Supplement, dated as of                   ,
is delivered pursuant to Section 4.2 of the Security Agreement referred to below. The undersigned hereby agrees that this Security Agreement Supplement may be attached to the Parent Pledge and Security Agreement, dated as of
                         , 1998 (as amended, supplemented or otherwise modified
from time to time, the "Security Agreement", the terms defined therein and not otherwise defined herein being used as therein defined), made by Rio Hotel and Casino, Inc. in favor of Bank of America National Trust and Savings Association as agent for itself and the Lenders and that the shares of stock listed on this Security Agreement Supplement shall be and become part of the Pledged Stock referred to in the Security Agreement and shall secure all Secured Obligations in accordance therewith.

            The undersigned agrees that the securities listed on Exhibit A attached to this Security Agreement Supplement shall for all purposes constitute Pledged Stock and shall be subject to the security interest created by the Security Agreement in favor of the Secured Party.

            The undersigned hereby certifies that the representations and warranties set forth in Section 3 of the Security Agreement are true and correct as to the Pledged Stock listed herein on and as of the date hereof.

                                         RIO HOTEL AND CASINO, INC.,
                                         a Nevada corporation


                                         By:
                                            ------------------------------------

                                         Title:
                                               ---------------------------------

                                    EXHIBIT A
                        TO SECURITY AGREEMENT SUPPLEMENT


                                        Percentage       Number
                                           of              of
Stock Issuer       Class of Stock       Ownership        Shares        Cert. No.
------------       --------------       ----------       -------       ---------

